ING VARIABLE ANNUITIES




                       POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint, Myles R. Tashman and Linda E. Senker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

* An initial registration of Contracts under Separate Account B of Golden American's Registration Statement on Form N-4
  (Nos. 333-____; 811-5626).

* An  initial registration of fixed account interests  on  Golden
  American's Registration Statement on Form S-1 (No. 333-____).


Signature                        Title                       Date
---------                        -----                       ----

/s/ Robert C. Salipante
-----------------------       Director and Chief         June  5, 2001
Robert C. Salipante           Executive Officer

/s/ Wayne R. Huneke
-------------------           Director, Senior Vice      June  6, 2001
Wayne R. Huneke               President and Chief
                              Financial Officer

/s/ Thomas J. McInerney
-----------------------       Director                   June  7, 2001
Thomas J. McInerney


/s/ Phillip R. Lowery
---------------------         Director                   June  7, 2001
Phillip R. Lowery

/s/ Mark A. Tullis
------------------            Director                   June  4, 2001
Mark A. Tullis



1475 Dunwoody Drive            GOLDENSELECT SERIES
West Chester, PA  19380-1478   Issued by Golden American Life Insurance Company